UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 22, 2008

TERRESTAR CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33546	93-0976127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12010 Sunset Hills Road, 9th Floor Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  703-483-7800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Compensation Committees of TerreStar Corporation (formerly Motient Corporation) and TerreStar Networks Inc., or TerreStar, a majority-owned subsidiary of TerreStar Corporation, approved the entry of employment agreements with an effective date of January 15, 2008 with each of: Robert Brumley, Neil Hazard, Michael Reedy, Dennis Matheson, Doug Sobieski and Jeffrey Epstein.  These individuals serve as President and Chief Executive Officer; Chief Financial Officer; Chief Operating Officer; Chief Technology Officer; Chief Marketing Officer; and General Counsel and Secretary, respectively, of TerreStar.  Messrs. Brumley, Hazard and Epstein will also serve as President and Chief Executive Officer; Chief Financial Officer and Treasurer; and General Counsel and Secretary, respectively, of TerreStar Corporation.  The employment agreements provide for a one-year term, except for the agreement with Mr. Brumley which has a two-year term, commencing January 1, 2008, an annual salary of $572,000, $416,000, $364,000, $364,000, $364,000 and $364,000, respectively, and eligibility for an annual cash bonus, in the discretion of the Board or Compensation Committees of the applicable Boards of Directors, of up to 85% of base salary, or $486,200; 60% of base salary, or $249,000; 60% or base salary, or $218,400; 60% of base salary, or $218,400; 60%, or $218,400; and 50% of base salary, or $182,000, respectively.

The cash bonuses are contingent upon the executive and the Company achieving specific deliverables or goals that will be agreed to by the applicable executive and the Board of Directors or Compensation Committee of the Board.  There will be also be an opportunity for the executive to earn more than the target annual bonus based upon executive’s success in meeting additional identified performance targets during the relevant time period.

The employment agreements also provide for a severance payment of one year’s salary, bonus and a cash payment equal to the value of one year of certain benefits upon the termination by TerreStar (or TerreStar Corporation, as applicable) without cause (as defined in the employment agreements), or upon termination by the employee for good reason (two year’s salary, bonus and benefits value in the case of Mr. Brumley).

A copy of each employment agreement is filed as Exhibits 10.1 to 10.6 hereto and the terms of such agreements are incorporated into this Item 5.02.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

10.1	Employment Agreement by and between TerreStar Networks Inc. and Robert Brumley dated January 15, 2008.
10.2	Employment Agreement by and between TerreStar Networks Inc. and Neil Hazard dated January 15, 2008.
10.3	Employment Agreement by and between TerreStar Networks Inc. and Michael Reedy dated January 15, 2008.
10.4	Employment Agreement by and between TerreStar Networks Inc. and Dennis Matheson dated January 15, 2008.
10.5	Employment Agreement by and between TerreStar Networks Inc. and Doug Sobieski dated January 15, 2008.
10.6	Employment Agreement by and between TerreStar Networks Inc. and Jeffrey Epstein dated January 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRESTAR CORPORATION

By:	/s/ Jeffrey W. Epstein
Jeffrey W. Epstein
General Counsel and Secretary

Date:  January 22, 2008